EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•Registration Statement (Form S-8 No. 2-93025)
•Registration Statement (Form S-8 No. 2-96778)
•Registration Statement (Form S-8 No. 2-97283)
•Registration Statement (Form S-8 No. 33-16669)
•Registration Statement (Form S-8 No. 033-30629)
•Registration Statement (Form S-8 No. 033-30623)
•Registration Statement (Form S-8 No. 033-41611)
•Registration Statement (Form S-8 No. 33-62575)
•Registration Statement (Form S-8 No. 33-55663)
•Registration Statement (Form S-8 No. 333-42346)
•Registration Statement (Form S-8 No. 333-42582)
•Registration Statement (Form S-8 No. 333-64326)
•Registration Statement (Form S-8 No. 333-162956)
•Registration Statement (Form S-4 No. 333-163509)
•Registration Statement (Form S-8 No. 333-165454)
•Registration Statement (Form S-8 No. 333-179699)
•Registration Statement (Form S-8 No. 033-39553)
•Registration Statement (Form S-8 No. 333-62567)
•Registration Statement (Form S-8 No. 333-190267)
•Registration Statement (Form S-8 No. 033-62565)
•Registration Statement (Form S-8 No. 333-219984)
•Registration Statement (Form S-3 No. 333-221127)
•Registration Statement (Form S-8 No. 333-226272)
•Registration Statement (Form S-8 No. 333-234684)
•Registration Statement (Form S-3 No. 333-249689)

of our report dated February 18, 2021, except for Note A - Restatement, as to which the date is January 31, 2022, with respect to the consolidated financial statements and schedule of Stanley Black & Decker, Inc. and our report dated February 18, 2021, except for effect of the material weaknesses described in the second paragraph, as to which the date is January 31, 2022, with respect to the effectiveness of internal control over financial reporting of Stanley Black & Decker, Inc. included in this Annual Report (Form 10-K/A) of Stanley Black & Decker, Inc. for the year ended January 2, 2021.

/s/ Ernst & Young, LLP
Hartford, Connecticut
January 31, 2022